Exhibit 99.1

                            News

For Immediate Release

CNO Financial Group Reports Second Quarter 2023 Results
Total new annualized premiums up 11%; strong capital position

Carmel, Ind., July 31, 2023 - CNO Financial Group, Inc. (NYSE: CNO) today reported net income of $73.7 million, or $0.64 per diluted share, in 2Q23 compared to $233.3 million, or $1.99 per diluted share, in 2Q22. Net operating income (1) was $62.3 million, or $0.54 per diluted share, in 2Q23 compared to $135.1 million, or $1.15 per diluted share, in 2Q22.
"Production was strong in both our Consumer and Worksite Divisions, with notable sales increases in Life, Medicare Supplement and Supplemental Health, driven by continued growth in producing agent counts," said Gary C. Bhojwani, chief executive officer.
"Variable investment income results improved sequentially, yet reflect a tough comparable in the second quarter of 2022 when results reached a five-year high. Health claims impacted our results in the quarter. We expect this elevated claims experience to moderate in the second half of the year, based on leading indicators. Our long-term view of the Health business remains positive."
"New money rates were once again strong in the quarter at 6.34%, which drove continued improvement in the earned yield on investments allocated to insurance products. Our consolidated risk based capital (RBC) ratio of 386% was comfortably above our target as was our holding company liquidity of $176 million. Free cash flow generation in the quarter was robust."
Second Quarter 2023 Highlights (as compared to the corresponding period in the prior year where applicable)
•Total Health insurance new annualized premiums ("NAP") (4) up 15%; total Life insurance NAP up 8%
•     Medicare Supplement NAP up 29%; Consumer Division field agent-sold Life insurance NAP up 20%
•     Consumer Division field producing agent count up 8%; Worksite Division producing agent count up 32%
•     Returned $47.4 million to shareholders
•     Book value per share was $17.56; book value per diluted share, excluding accumulated other comprehensive loss,(2) was $32.34
•     Return on equity ("ROE") of 14.8%; operating ROE, as adjusted,(6) of 8.0%
Adoption of New Accounting Standard
As previously disclosed, we adopted ASU 2018-12 related to targeted improvements to the accounting for long-duration insurance contracts effective January 1, 2023. We selected the modified retrospective transition method except for market risk benefits where we were required to use the full retrospective approach. All prior periods presented herein have been recast in accordance with the new standard. As a result of the adoption of the new guidance, shareholders' equity as of December 31, 2022, increased $368.0 million and was comprised of increases to retained earnings and accumulated other comprehensive income (loss) of $232.2 million and $135.8 million, respectively. Net income and operating earnings (1) for the second quarter of 2022 increased $97.2 million and $35.0 million, respectively. Concurrent with the adoption of the new guidance, we also updated the method of determining non-operating earnings for our fixed indexed annuities to better isolate the volatile non-economic accounting impacts of that line of business.

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as net realized investment gains (losses) from sales and change in the allowance for credit losses, changes in fair values of embedded derivatives and market risk benefits and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	June 30,			June 30,
	2023	2022	% change	2023	2022	% change

Income from insurance products (b)	$0.64	$0.88	(27)	$73.7	$103.5	(29)
Fee income	—	0.03	(100)	0.6	3.2	(81)
Investment income not allocated to product lines (c)	0.24	0.55	(56)	28.0	64.6	(57)
Expenses not allocated to product lines (d)	(0.18)	0.02	(1,000)	(21.1)	2.9	(828)
Operating earnings before taxes	0.70	1.48		81.2	174.2
Income tax expense on operating income	(0.16)	(0.33)	(52)	(18.9)	(39.1)	(52)
Net operating income (1)	0.54	1.15	(53)	62.3	135.1	(54)
Net realized investment losses from sales and change in allowance for credit losses	(0.27)	(0.23)		(31.3)	(27.1)
Net change in market value of investments recognized in earnings	(0.04)	(0.19)		(4.0)	(21.7)
Changes in fair value of embedded derivative liabilities and market risk benefits	0.44	1.37		50.4	160.6
Other	—	0.12		(0.2)	13.8
Non-operating income before taxes	0.13	1.07		14.9	125.6
Income tax expense on non-operating income	(0.03)	(0.23)		(3.5)	(27.4)
Net non-operating income	0.10	0.84		11.4	98.2
Net income	$0.64	$1.99		$73.7	$233.3

Weighted average diluted shares outstanding	115.6	117.3

(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders.
(d)    Expenses not allocated to product lines in the second quarter of 2022 includes the $22.5 million favorable impact of an experience refund related to a reinsurance agreement.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
_____________________________________________________________________________________________________

	Quarter ended
	June 30,
	2023	2022

Trailing twelve months return on equity (a)	14.8%	20.9%
Trailing twelve months operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	8.0%	13.3%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	8.0%	12.7%

Shareholders’ equity	$1,995.8	$2,127.9
Accumulated other comprehensive loss	1,733.5	1,415.8

Shareholders’ equity, excluding accumulated other comprehensive loss	3,729.3	3,543.7
Net operating loss carryforwards	(126.3)	(214.7)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,603.0	$3,329.0

Book value per diluted share	$17.31	$18.31
Accumulated other comprehensive loss	15.03	12.19

Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$32.34	$30.50

(a) Calculated using average shareholders’ equity for the measurement period.

INSURANCE OPERATIONS

Annuity products accounted for 26 percent of the Company’s margin for the quarter and annuity premiums collected decreased 8 percent in 2Q23 compared to 2Q22.

Health products accounted for 48 percent of the Company’s insurance margin for the quarter and 63 percent of insurance policy income.

Life products accounted for 26 percent of the Company’s insurance margin for the quarter and 36 percent of insurance policy income.

Sales of health products were up 15 percent and sales of life products were up 8 percent in 2Q23 compared to 2Q22.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended June 30,
	2023	2022	% change
Annuity collected premiums	$401.8	$435.0	(8)

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended June 30,
	2023	2022	% change
Annuity	$8.1	$5.8	40
Health	397.1	403.5	(2)
Life	223.1	216.3	3
Total insurance policy income	$628.3	$625.6	—

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended June 30,
	2023	2022	% change
Health	$43.1	$37.4	15
Life	55.6	51.4	8
Total new annualized premiums (4)	$98.7	$88.8	11

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	June 30, 2023	% of insurance policy income	June 30, 2022	% of insurance policy income	% change
Margin
Annuity interest margin	$57.1		$60.1		(5)
Life insurance interest margin	0.7		1.3		(46)
Total interest-sensitive margin	57.8		61.4		(6)
Insurance margin
Health	108.2	27	125.4	31	(14)
Life (a)	57.2	26	68.9	32	(17)
Total other insurance margin	165.4	27	194.3	31	(15)

Total insurance margin	223.2		255.7

Allocated expenses	(149.5)		(152.2)
Income from insurance products	$73.7		$103.5

Per diluted share	$0.64		$0.88
Weighted average diluted shares	115.6		117.3

(a)    Net of $25.5 million and $22.6 million of non-deferred television advertising expense related to our direct distribution channel in the 2023 and 2022 periods, respectively.

Total allocated expenses were $149.5 million, down 2 percent from 2Q22.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	June 30,
	2023	2022
Fixed indexed annuities	$47.6	$48.4
Fixed interest annuities	8.7	7.9
Other annuities	0.8	3.8
Total	$57.1	$60.1

Annuity collected premiums
	Quarter ended
	June 30,
	2023	2022
Annuity collected premiums	$401.8	$435.0

Average net insurance liabilities (5)
	Quarter ended
	June 30,
	2023	2022
Fixed indexed annuities	$9,276.0	$8,711.0
Fixed interest annuities	1,613.1	1,712.5
Other annuities	462.5	484.2
Total	$11,351.6	$10,907.7

Margin/average net insurance liabilities (a)
	Quarter ended
	June 30,
	2023	2022
Fixed indexed annuities	2.05%	2.22%
Fixed interest annuities	2.16%	1.85%
Other annuities	0.69%	3.14%
Total	2.01%	2.20%

(a)    Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	June 30,
	2023		2022
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$59.9	34	$56.0	33	7
Medicare supplement	32.3	21	39.8	24	(19)
Long-term care	16.0	24	29.6	45	(46)
Total	$108.2	27	$125.4	31	(14)

Health insurance policy income
	Quarter ended
	June 30,
	2023	2022	% change
Supplemental health and other health	$176.2	$172.0	2
Medicare supplement	155.3	165.1	(6)
Long-term care	65.6	66.4	(1)
Total	$397.1	$403.5	(2)

Health NAP (4)
	Quarter ended
	June 30,
	2023	2022	% change
Supplemental health and other health	$28.5	$24.4	17
Medicare supplement	8.9	6.9	29
Long-term care	5.7	6.1	(7)
Total	$43.1	$37.4	15

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	June 30,
	2023		2022
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$0.7		$1.3		(46)
Life insurance margin:
Traditional life	33.8	19	46.8	27	(28)
Interest sensitive life	23.4	52	22.1	50	6
Subtotal	57.2	26	68.9	32	(17)
Total margin	$57.9		$70.2		(18)

Life insurance policy income
	Quarter ended
	June 30,
	2023	2022	% change
Traditional life	$177.8	$172.5	3
Interest sensitive life	45.3	43.8	3
Total	$223.1	$216.3	3

Life NAP (4)
	Quarter ended
	June 30,
	2023	2022	% change
Traditional life	$46.0	$44.3	4
Interest sensitive life	9.6	7.1	35
Total	$55.6	$51.4	8

Average net insurance liabilities (5) and interest margin
	Quarter ended
	June 30,
	2023	2022	% change
Interest sensitive life products	$1,035.4	$1,016.4	2
Interest margin/average net insurance liabilities (5)	0.27%	0.51%	(47)

QUARTERLY AVERAGE EXCLUSIVE PRODUCING AGENTS

	Average Exclusive Producing Agent Count
	Quarter ended
	June 30,		%
	2023	2022	change
Consumer
Field agents (a) (c)	4,279	3,968	8
Registered agents (b) (c)	695	676	3
Worksite (a) (c)	310	234	32
____________________
(a) Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month.
(b) Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.
(c) Agent counts represent the average of the last 3 months.

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; (iv) expenses related to the FABN program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended June 30,
	2023	2022	% change
Net investment income	$399.7	$223.9	79
Allocated to product lines:
Annuity	(127.7)	(117.8)	8
Health	(74.3)	(73.0)	2
Life	(36.1)	(35.2)	3
Equity returns credited to policyholder account balances	(62.3)	92.4	(167)
Amounts allocated to product lines and credited to policyholder account balances	(300.4)	(133.6)	125
Impact of annual option forfeitures related to fixed indexed annuity surrenders	1.4	(0.5)	(380)
Amount related to variable interest entities and other non-operating items	(19.0)	(9.1)	109
Interest expense on corporate debt	(15.6)	(15.6)	—
Interest expense on investment borrowings from the Federal Home Loan Bank program	(24.2)	(4.7)	415
Expenses related to FABN program	(7.6)	(7.6)	—
Less amounts credited to deferred compensation plans (offsetting investment income)	(6.3)	11.8	(153)
Total adjustments	(71.3)	(25.7)
Investment income not allocated to product lines	$28.0	$64.6	(57)

Per diluted share	$0.24	$0.55

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at June 30, 2023 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$20,959.7	83
Equity securities at fair value	96.4	—
Mortgage loans	1,825.9	7
Policy loans	124.2	—
Trading securities	218.9	1
Investments held by variable interest entities	948.2	4
Other invested assets	1,176.7	5
Total investment portfolio	$25,350.0	100

Fixed maturities, available for sale, at amortized cost by asset class as of June 30, 2023 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$12,862.5	$573.8		$13,436.3
United States Treasury securities and obligations of the United States government and agencies	174.2	—		174.2
States and political subdivisions	2,804.6	10.6		2,815.2
Foreign governments	93.9	—		93.9
Asset-backed securities	1,365.7	119.8		1,485.5
Agency residential mortgage-backed securities	351.4	—		351.4
Non-agency residential mortgage-backed securities	1,218.8	539.3	(a)	1,758.1
Collateralized loan obligations	961.1	—		961.1
Commercial mortgage-backed securities	2,471.1	83.7		2,554.8

Total	$22,303.3	$1,327.2		$23,630.5

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $21.0 billion compared with an amortized cost of $23.6 billion. Net unrealized losses were comprised of gross unrealized gains of $106.1 million and gross unrealized losses of $2,710.8 million. The allowance for credit losses was $66.1 million at June 30, 2023.

At both amortized cost and fair value, 94 percent of fixed maturities, available for sale, were rated “investment grade”.

Non-Operating Items
Net investment losses in 2Q23 were $31.3 million including the unfavorable change in the allowance for credit losses of $9.9 million which was recorded in earnings. Net investment losses in 2Q22 were $27.1 million including the unfavorable change in the allowance for credit losses of $23.7 million which was recorded in earnings.

During 2Q23 and 2Q22, we recognized a decrease in earnings of $4.0 million and $21.7 million, respectively, due to the net change in market value of investments recognized in earnings.

During 2Q23 and 2Q22, we recognized an increase in earnings of $50.4 million and $160.6 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

In 2Q22, other non-operating items included an increase in earnings of $14.0 million for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 386% at June 30, 2023, reflecting estimated 2Q23 statutory operating income of $37 million (and $76 million in the first six months of 2023) and the payment of insurance company dividends (net of capital contributions) to the holding company of $40.5 million during 2Q23 (and $74.7 million in the first six months of 2023).

During 2Q23, we repurchased $30.0 million of common stock under our securities repurchase program (including $0.9 million of repurchases settled in 3Q23). We repurchased 1.4 million common shares at an average cost of $22.28 per share. As of June 30, 2023, we had 113.7 million shares outstanding and had authority to repurchase up to an additional $641.8 million of our common stock. During 2Q23, dividends paid on common stock totaled $17.4 million.

Unrestricted cash and investments held by our holding company were $176 million at June 30, 2023, compared to $167 million at December 31, 2022.

Book value per common share was $17.56 at June 30, 2023 compared to $15.47 at December 31, 2022. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $32.34 at June 30, 2023, compared to $31.89 at December 31, 2022.

The debt-to-capital ratio was 36.3 percent and 39.2 percent at June 30, 2023 and December 31, 2022, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3) was 23.4 percent at both June 30, 2023 and December 31, 2022.

Return on equity for the trailing four quarters ended June 30, 2023 and 2022, was 14.8% and 20.9%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (6) for the trailing four quarters ended June 30, 2023 and 2022, was 8.0% and 12.7%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2022 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on August 1, 2023 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login?show=5ac4628b&confId=53584. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.2 million policies and $34 billion in total assets. Our 3,400 associates, 4,600 exclusive agents and 4,000 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: June 30, 2023 - $66.1 and December 31, 2022 - $56.0; amortized cost: June 30, 2023 - $23,630.5 and December 31, 2022 - $23,384.2)	$20,959.7	$20,353.4
Equity securities at fair value	96.4	135.3
Mortgage loans (net of allowance for credit losses: June 30, 2023 - $10.3 and December 31, 2022 - $8.0)	1,825.9	1,411.9
Policy loans	124.2	121.6
Trading securities	218.9	207.9
Investments held by variable interest entities (net of allowance for credit losses: June 30, 2023 - $4.5 and December 31, 2022 - $5.5; amortized cost: June 30, 2023 - $982.2 and December 31, 2022 - $1,134.2)	948.2	1,077.6
Other invested assets	1,176.7	1,034.7
Total investments	25,350.0	24,342.4
Cash and cash equivalents - unrestricted	457.7	575.7
Cash and cash equivalents held by variable interest entities	104.2	69.2
Accrued investment income	242.1	235.6
Present value of future profits	191.8	203.7
Deferred acquisition costs	1,857.7	1,770.9
Reinsurance receivables (net of allowance for credit losses: June 30, 2023 - $2.0 and December 31, 2022 - $2.0)	4,029.2	4,223.4
Market risk benefit asset	66.0	65.3
Income tax assets, net	1,007.1	1,063.4
Assets held in separate accounts	3.0	2.7
Other assets	745.1	580.8
Total assets	$34,053.9	$33,133.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$15,387.7	$15,234.2
Future policy benefits	11,479.6	11,240.2
Market risk benefit liability	10.5	11.3
Liability for life insurance policy claims	64.6	64.1
Unearned and advanced premiums	233.6	235.0
Liabilities related to separate accounts	3.0	2.7
Other liabilities	898.9	693.9
Investment borrowings	1,839.5	1,639.5
Borrowings related to variable interest entities	1,001.0	1,104.6
Notes payable – direct corporate obligations	1,139.7	1,138.8
Total liabilities	32,058.1	31,364.3
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: June 30, 2023 – 113,673,882; December 31, 2022 – 114,343,070)	1.1	1.1
Additional paid-in capital	1,997.9	2,033.8
Accumulated other comprehensive loss	(1,733.5)	(1,957.3)
Retained earnings	1,730.3	1,691.2
Total shareholders' equity	1,995.8	1,768.8
Total liabilities and shareholders' equity	$34,053.9	$33,133.1

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Insurance policy income	$628.3	$625.6	$1,253.8	$1,250.6
Net investment income:
General account assets	308.1	317.7	600.3	595.2
Policyholder and other special-purpose portfolios	91.6	(93.8)	142.4	(163.1)
Investment gains (losses):
Realized investment gains (losses)	(21.8)	(7.0)	(36.4)	11.8
Other investment losses	(13.5)	(41.8)	(13.5)	(93.3)
Total investment losses	(35.3)	(48.8)	(49.9)	(81.5)
Fee revenue and other income	30.1	54.3	82.2	96.7
Total revenues	1,022.8	855.0	2,028.8	1,697.9
Benefits and expenses:
Insurance policy benefits	565.9	302.2	1,175.6	636.1
Liability for future policy benefits remeasurement loss	8.3	.3	8.9	7.3
Change in fair value of market risk benefits	(17.6)	(50.3)	(2.8)	(83.0)
Interest expense	57.6	27.8	112.3	51.6
Amortization	56.0	52.7	111.5	105.0
Other operating costs and expenses	256.5	222.5	528.2	440.8
Total benefits and expenses	926.7	555.2	1,933.7	1,157.8
Income before income taxes	96.1	299.8	95.1	540.1
Income tax expense on period income	22.4	66.5	22.2	123.4
Net income	$73.7	$233.3	$72.9	$416.7
Earnings per common share:
Basic:
Weighted average shares outstanding	114,273,000	115,533,000	114,409,000	117,078,000
Net income	$.64	$2.02	$.64	$3.56
Diluted:
Weighted average shares outstanding	115,650,000	117,286,000	116,189,000	119,144,000
Net income	$.64	$1.99	$.63	$3.50

NOTES
(1)Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Net insurance liabilities for the purpose of allocating investment income to product lines are equal to: (i) policyholder account balances for annuity products; (ii) total reserves before the fair value adjustments reflected in accumulated other comprehensive income (loss), if applicable, for all other products; less (iii) amounts related to reinsurance business; (iv) deferred acquisition costs; (v) the present value of future profits; and (vi) the value of unexpired options credited to insurance liabilities.
(6)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	2Q23	2Q22
Net operating income	$281.7	$410.8

Net operating income, excluding significant items	$281.2	$393.4

Net income	$286.8	$677.3

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,519.3	$3,090.3

Average common shareholders' equity	$1,931.5	$3,239.8

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	8.0%	13.3%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	8.0%	12.7%

Return on equity	14.8%	20.9%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
3Q21	$108.1	$2.3	(b)	$110.4	N/A	$103.4	N/A
4Q21	103.1	(2.3)	(c)	100.8	410.0	157.2	570.3
1Q22	64.5	—		64.5	373.2	183.4	491.7
2Q22	135.1	(17.4)	(d)	117.7	393.4	233.3	677.3
3Q22	77.9	—		77.9	360.9	175.9	749.8
4Q22	82.9	(0.5)	(e)	82.4	342.5	38.0	630.6
1Q23	58.6	—		58.6	336.6	(0.8)	446.4
2Q23	62.3	—		62.3	281.2	73.7	286.8

(a) See note (7) for additional information.

(b) Comprised of: (i) $3.0 million from legal and regulatory matters; and (ii) a decrease in tax expense of $.7 million.

(c) Comprised of: (i) $3.0 million of net favorable adjustments arising from our review of actuarial assumptions; and (ii) an increase in tax expense of $.7 million.

(d) Comprised of: (i) an experience refund of $22.5 million related to a reinsurance agreement; and (ii) an increase in tax expense of $5.1 million.

(e) Comprised of: (i) $.7 million of net favorable adjustments arising from our review of actuarial assumptions; and (ii) an increase in tax expense of $.2 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve months ended
	2Q23	2Q22
Pre-tax operating earnings (a non-GAAP financial measure)	$365.6	$529.3
Income tax expense	(83.9)	(118.5)
Net operating income	281.7	410.8
Non-operating items:
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses	(71.9)	(27.0)
Net change in market value of investments recognized in earnings	(31.9)	(63.9)
Changes in fair value of embedded derivative liabilities and market risk benefits	99.5	400.6
Fair value changes related to the agent deferred compensation plan	12.2	32.4
Other	(2.0)	2.3
Non-operating income before taxes	5.9	344.4
Income tax expense on non-operating income	(0.8)	(77.9)
Net non-operating income	5.1	266.5
Net income	$286.8	$677.3

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q21	2Q21	3Q21	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,003.2	$2,989.0	$2,993.3	$3,067.3
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	73.1	306.7	337.5	373.7
Common shareholders' equity	$3,399.4	$3,588.6	$3,597.7	$3,684.7

	1Q22	2Q22	3Q22	4Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive loss	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders' equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

	1Q23	2Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0
Net operating loss carryforwards	152.4	126.3
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)
Common shareholders' equity	$2,031.8	$1,995.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	2Q23	2Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,519.3	$3,090.3
Net operating loss carryforwards	170.7	250.7
Accumulated other comprehensive loss	(1,758.5)	(101.2)
Common shareholders' equity	$1,931.5	$3,239.8

(7)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	December 31, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$50.8	$3.2	(a)	$54.0
Health margin	140.4	(18.3)	(a)	122.1
Life margin	43.3	14.4	(a)	57.7
Total insurance product margin	234.5	(0.7)		233.8
Allocated expenses	(149.1)	—		(149.1)
Income from insurance products	85.4	(0.7)		84.7
Fee income	9.2	—		9.2
Investment income not allocated to product lines	25.2	—		25.2
Expenses not allocated to product lines	(12.8)	—		(12.8)
Operating earnings before taxes	107.0	(0.7)		106.3
Income tax (expense) benefit on operating income	(24.1)	0.2		(23.9)
Net operating income	$82.9	$(0.5)		$82.4

Net operating income per diluted share	$0.71	$—		$0.71
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.

	Three months ended
	June 30, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$60.1	$—		$60.1
Health margin	125.4	—		125.4
Life margin	70.2	—		70.2
Total insurance product margin	255.7	—		255.7
Allocated expenses	(152.2)	—		(152.2)
Income from insurance products	103.5	—		103.5
Fee income	3.2	—		3.2
Investment income not allocated to product lines	64.6	—		64.6
Expenses not allocated to product lines	2.9	(22.5)	(a)	(19.6)
Operating earnings before taxes	174.2	(22.5)		151.7
Income tax (expense) benefit on operating income	(39.1)	5.1		(34.0)
Net operating income	$135.1	$(17.4)		$117.7

Net operating income per diluted share	$1.15	$(0.15)		$1.00
___________
(a)Comprised of an experience refund of $22.5 million related to a reinsurance agreement.

	Three months ended
	December 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$65.6	$0.7	(a)	$66.3
Health margin	126.2	(7.1)	(a)	119.1
Life margin	53.4	3.4	(a)	56.8
Total insurance product margin	245.2	(3.0)		242.2
Allocated expenses	(143.3)	—		(143.3)
Income from insurance products	101.9	(3.0)		98.9
Fee income	2.9	—		2.9
Investment income not allocated to product lines	44.4	—		44.4
Expenses not allocated to product lines	(17.4)	—		(17.4)
Operating earnings before taxes	131.8	(3.0)		128.8
Income tax (expense) benefit on operating income	(28.7)	0.7		(28.0)
Net operating income	$103.1	$(2.3)		$100.8

Net operating income per diluted share	$0.83	$(0.02)		$0.81
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.

	Three months ended
	September 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$58.5	$—		$58.5
Health margin	122.8	—		122.8
Life margin	60.8	—		60.8
Total insurance product margin	242.1	—		242.1
Allocated expenses	(140.5)	—		(140.5)
Income from insurance products	101.6	—		101.6
Fee income	2.6	—		2.6
Investment income not allocated to product lines	51.9	—		51.9
Expenses not allocated to product lines	(17.3)	3.0	(a)	(14.3)
Operating earnings before taxes	138.8	3.0		141.8
Income tax (expense) benefit on operating income	(30.7)	(0.7)		(31.4)
Net operating income	$108.1	$2.3		$110.4

Net operating income per diluted share	$0.84	$0.02		$0.86
___________
(a)Comprised of $3.0 million from legal and regulatory matters.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com